Exhibit 99.2

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

JUNE 30, 2021 AND 2020 (UNAUDITED)

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONDENSED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF JUNE 30, 2021 (UNAUDITED) AND

DECEMBER 31, 2020 (Audited)

	June 30,	December 31,
	2021	2020
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	320,022	2,191
Accounts receivables	1,553,582	212,664
Advance to suppliers	8,634,009	-
Inventory	4,598,540	-
Amount due from related parties	39,374	611,064
Total current assets	15,145,527	825,919

Non-current assets:
Property, plant and equipment, net	298,742	340,286
Total non-current assets	298,742	340,286
Total assets	15,444,269	1,166,205

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	343,518	77,332
Income tax payables	2,048,803	170,516
Other payables and accruals	243,018	61,852
Deferred revenue	277,854	95,316
Amount due to related parties	32,862	35,842
Total current liabilities	2,946,055	440,858

Non-current liabilities:
Deferred revenue	129,899	94,254
Total non-current liabilities	129,899	94,254
Total liabilities	3,075,954	535,112

COMMITMENTS AND CONTINGENCIES

EQUITY
Share capital (Registered capital of RMB50,000,000, of which nil was paid up as of June 30, 2021 and December 31, 2020)	-	-
Foreign currency translation reserves	64,799	33,826
Statutory reserves	94,664	94,664
Retained earnings	12,208,852	502,603
Total equity	12,368,315	631,093
Total liabilities and equity	15,444,269	1,166,205

The accompanying notes are an integral part of the condensed financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

	2021	2020
	US$	US$

Revenue	25,683,136	320,698
Cost of revenue	(9,765,823)	(72,798)
Gross profit	15,917,313	247,900

Selling and marketing expenses	(231,051)	(29,095)
General and administrative expense	(80,627)	(7,599)
Total operating expenses	(311,678)	(36,694)
Income from operations	15,605,635	211,206

Other income, net	2,697	3,253
Income before income tax	15,608,332	214,459

Income taxes	(3,902,083)	(53,615)
Net income for the year	11,706,249	160,844

Foreign currency translation differences	30,973	(745)
Total comprehensive income for the year	11,737,222	160,099

The accompanying notes are an integral part of the condensed financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONDENSED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2021 (Unaudited)

			Retained earnings
	Share Capital	Foreign Currency Translation Reserve	Unrestricted	Statutory Reserve	Total Equity
	US$	US$	US$	US$	US$

Balance at (i) January 14, 2020	-	-	-	-	-
Net income for the period	-	-	160,844	-	160,844
Other comprehensive income	-	(745)	-	-	(745)
Balance at June 30, 2020	-	(745)	160,844	-	160,099

(i)	Shenzhen Nainiang Wine Industrial Co., Ltd. was incorporated on January 14, 2020.

			Retained earnings
	Share Capital	Foreign Currency Translation Reserve	Unrestricted	Statutory Reserve	Total Equity
	US$	US$	US$	US$	US$

Balance at January 1, 2021	-	33,826	502,603	94,664	631,093
Net income for the period	-	-	11,706,249	-	11,706,249
Other comprehensive income	-	30,973	-	-	30,973
Balance at June 30, 2021	-	64,799	12,208,852	94,664	12,368,315

The accompanying notes are an integral part of the condensed financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONDENSED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

	2021	2020
	US$	US$
Cash flows from operating activities:
Net income	11,706,249	160,844

Adjustments for:
Depreciation and amortization	45,141	5,386
Changes in:
Accounts receivables	(1,335,858)	(22,311)
Advance to suppliers	(8,023,669)	-
Inventory	(4,589,081)	-
Accounts payable	264,800	38,474
Income tax payables	1,872,577	53,097
Other payables and accruals	180,124	8,328
Deferred revenue	215,683	-
Amount due from related parties	(18,813)	(19,610)
Net cash provided by operating activities	317,153	224,208

Cash flows from investing activities:
Additions to property, plant and equipment	-	(132,105)
Cash used in investing activities	-	(132,105)

Effect of exchange rate changes on cash and cash equivalents	678	(426)

Net increase in cash and cash equivalents	317,831	91,677
Cash and cash equivalents at the beginning of period	2,191	-
Cash and cash equivalents at the end of the period	320,022	91,677

Supplemental cash flow information:
Income taxes paid, net	2,029,506	518

The accompanying notes are an integral part of the condensed financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

1.	DESCRIPTION OF BUSINESS

Shenzhen Nainiang Wine Industrial Co. Ltd. (“Nainiang Wine” or the “Company”) was incorporated in the People’s Republic of China (“PRC”) on January 14, 2020 with registered capital of Renminbi (“RMB”) 50,000,000 (approximately $7,221,100). The paid-in capital was nil.

The principal activities of the Company is trading of wine products and providing pre-opening assistance to retail partners to operate wine stores in the People’s Public of China (“PRC” or “China”).

On June 2, 2021, Fountain Healthy Aging, Inc. (“FHAI”) and FHAI’s subsidiary Shenzhen Wei Lian Jin Meng Electronic Commerce Limited entered into an equity transfer agreement with the Ms. Zhu Hong, who is the majority shareholder of FHAI and the sole owner of Shenzhen Nainiang Wine Industrial Co. Ltd. directly and indirectly, under which the FHAI group agreed to acquire 99% ownership of Shenzhen Nainiang Wine Industrial Co. Ltd.. The condensed financial statements included herein present the financial condition, results of operations and cash flows of Nainiang Wine for the year ended December 31, 2020.

FHAI agreed to issue 9,281,577 number of ordinary shares in exchange for 99% ownership of Nainiang Wine, and the shares is scheduled to be issued in the third quarter of 2021. FHAI does not account for the remaining 1% non-controlling interest held by Ms. Zhu Hong as Ms. Zhu Hong is the common controlling shareholder for both the acquirer and the acquiree.

The operational control of Nainiang Wine passed to FHAI and all assets of Nainiang Wine were acquired by FHAI effective June 3, 2021.

2.	BASIS OF PRESENTATION

The Company uses the same accounting policies in preparing interim and annual financial statements. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. These unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2020.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(b)	Use of estimates

The preparation of condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the condensed financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s condensed financial statements include economic lives and impairment of property, plant and equipment and allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

There is no change on the accounting policies from the year ended December 31, 2020.

(c)	Accounts receivables

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made for the six months ended June 30, 2021 and 2020.

The following customers had an accounts receivable balance greater than 10% of total accounts receivable at June 30, 2021.

As of June 30, 2021	Amount	%
Customer A	749,902	48%
Customer B	546,379	35%
Customer C	183,503	12%
	1,479,784	95%

As of December 31, 2020	Amount	%
Customer A	108,415	51%
Customer B	104,249	49%
	212,664	100%

(d)	Advance to suppliers

Advance to suppliers relate to refundable deposits paid to suppliers under secured supplies agreements in exchange for timely and sufficient supplies of products.

(e)	Inventories

Inventory is stated at the lower of cost or net realizable value, cost being determined on a weighted average cost basis, and market being determined as the lower of cost or net realizable value. The Company records write-downs of inventory that is obsolete or in excess of anticipated demand or market value based on consideration of product lifecycle stage, technology trends, product development plans and assumptions about future demand and market conditions. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values. Inventory write-downs are charged to cost of revenue and establish a new cost basis for the inventory. No inventory write down was made for the six months ended June 30, 2021 and 2020.

(f)	Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective date is January 2023.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

(g)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

(h)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivables. As of June 30, 2021, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the six-month periods ended June 30, 2021 and 2020.

4.	REVENUE

Revenue	For the Six months ended June 30,
	2021	2020
Company sales	$1,462,119	$22,311
Franchise fees and income	181,195	117,083
Revenues from transactions with franchisees	24,039,822	181,304
	$25,683,136	$320,698

	As of June 30,	As of December 31,
Contract liabilities	2021	2020
Deferred revenue related to prepaid wine products	$163,408	$24,787
Deferred revenue related to upfront franchise fees	244,345	164,783
	$407,753	$189,570

Contract liabilities primarily consist of deferred revenue related to prepaid wine products and upfront franchise fees. Deferred revenue related to prepaid wine products represents advance from franchisees for future supply of products which is expected to recognize as revenue in the next 12 months. Deferred revenue related to upfront franchise fees represents the training service to be delivered over the term of franchise agreement that as of June 30, 2021, the Company expects to recognize as revenue of $114,446 within the next 12 months and of $129,899 over 12 months.

The Company has elected, as a practical expedient, not to disclose the value of remaining performance obligations associated with the franchise agreement in exchange for franchise right and related training services. The remaining duration of the performance obligation is the remaining contractual term of each franchise agreement. Revenue from training services provided to franchisees is recognized upon the conduct and delivery of training.

5.	PROPERTY, PLANT AND EQUIPMENT, NET

	As of June 30,	As of December 31,
	2021	2020
Equipment	4,103	4,059
Computer equipment and software	3,484	3,446
Motor vehicle	372,993	368,991
	$380,580	$376,496
Less: accumulated depreciation	(81,838)	(36,210)
	$298,742	$340,286

Depreciation expense for the six months ended June 30 2021 and 2020 were $45,141 and $5,386, respectively.

6.	ACCOUNTS PAYABLE, OTHER PAYABLES AND ACCRUALS

	As of June 30,	As of December 31,
	2021	2020
Accounts payable	$343,518	$77,332

Accrued payroll and welfare payable	28,356	25,783
VAT and other taxes payable	214,662	36,069
	$243,018	$61,852

7.	INCOME TAXES

(a)  Enterprise Income Tax (“EIT”)

The Company is governed by the Enterprise Income Tax laws of the PRC. The PRC statutory tax rate is 25%.

The reconciliation of income taxes for the six months ended June 30, 2021 and 2020 computed at the PRC statutory tax rate applicable to the PRC, to income tax expense is as follows:

	For the six months ended June 30,
	2021	2020
Income before tax	$15,608,332	$214,459
Tax benefit calculated at statutory tax rate	25%	25%
Computed expected benefits	$3,902,083	$53,615

The Company has no material deferred tax assets or liabilities as of June 30, 2021.

(b)  Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 3% and the Company was eligible for VAT concession to reduce the rate to 1%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the relevant tax authority.

8.	RELATED PARTIES TRANSACTIONS

As of June 30, 2021, the Company had the following balances with related parties:

(a)	Amount due from related parties

		As of June 30,	As of December 31,
	Relationship	2021	2020
Zhu Hong	Shareholder of the Company	$-	$587,430
Shenzhen Wei Lian Jin Meng Electronic Commerce Limited	Zhu Hong is the shareholder of its holding company	39,374	23,634
Total		$39,374	$611,064

Amount due from related parties represents cash advance to the related parties. The balances are unsecured, non-interest bearing and repayable on demand.

(b)	Amount due to related parties

		As of June 30,	As of December 31,
	Relationship	2021	2020
Shenzhen Weilian Jin Meng Culture Spreading Limited	Zhu Hong is the shareholder	$23,225	$22,976
Shenzhen Nainiang Coffee Art Museum Limited	Zhu Hong is the shareholder of its holding company	9,637	12,866
Total		$32,862	$35,842

The balances represent cash advances to related parties. The balances are unsecured, non-interest bearing and repayable on demand.

9.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. At June 30, 2021, the paid-up statutory reserve was $94,664.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

10.	SUBSEQUENT EVENTS

No significant subsequent events have occurred that would require recognition or disclosure in the condensed financial statements.